Exhibit 99.1

News Release CONTACT: Mr. Frank Cesario, PHONE: 847-391-9492 INTERNET: iscoir@iscointl.com

ISCO INTERNATIONAL ADDS MARTY SINGER TO ITS BOARD OF

DIRECTORS; ANNOUNCES QUARTERLY INVESTOR CALL

Elk Grove Village, IL (October 20, 2006) — ISCO International, Inc. (AMEX: ISO), a leading provider of radio-frequency management and interference-control systems for the wireless telecommunications industry, announced today that Dr. Martin (Marty) Singer has joined ISCO’s Board of Directors. In unrelated news, ISCO announced an upcoming investor relations conference call.

Addition of Singer to Board of Directors

Dr. Singer is Chairman and CEO of PCTEL, Inc. (NASDAQ:PCTI), a wireless access and mobile computing company based in Chicago. Prior to joining PCTEL, Dr. Singer was President and CEO of SAFCO Technologies, and prior to that he served as a Vice President within Motorola’s Cellular Infrastructure Group. Dr. Singer has also held technical and management positions at Tellabs, AT&T and Bell Labs. Dr. Singer has extensive experience in wireless communications, IP licensing and international market development and he holds six patents in telecommunications.

“We are very pleased that we have been able to attract an individual of Marty’s caliber to join ISCO’s Board”, said ISCO’s President and Chief Executive Officer John Thode. “Marty brings extensive industry knowledge, public company business acumen and M&A experience to our team, all of which will prove highly valuable as we continue to push our growth plan forward,” he said.

“I’m excited about the opportunity to work with John, his team, and the rest of the ISCO board on the important issues related to the company’s growth and success,” said Marty Singer, PCTEL’s Chairman and CEO.

Investor Call

ISCO will hold its quarterly conference call on Thursday, October 26th at 5:00 pm eastern. To participate in the call domestically, dial 1-800-374-0113. International callers should dial 1-706-758-9607. The conference name is “ISCO.” The call will be replayed for 30 days at 1-800-642-1687 (or 1-706-645-9291 for international callers), with a pass code of 9399407#.

Following opening comments, a short question and answer session will be held. Participants are asked to dial in 10 minutes prior to the beginning of the call. The call will be webcast live and then archived for 30 days. ISCO will provide a link to the call on its web site (www.iscointl.com) for both the live and archived versions. A copy of the webcast link will be provided at www.iscointl.com and is copied below.

Webcast: http://www.b2i.us/external.asp?b=826&id=32477&from=du&L=e

Safe Harbor Statement

Because the Company wants to provide investors with meaningful and useful information, this news release contains, and incorporates by reference, certain “forward-looking statements” that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as “anticipates,” “believes,” “estimates,” “looks,” “expects,” “plans,” “intends” and similar expressions. These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and contingencies, which could cause the Company’s actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These factors include, among others, the following: market acceptance of the Company’s technology; the spending patterns of wireless network operators in connection with the build out of 2.5G and 3G wireless systems; the Company’s ability to obtain additional financing in the future; the Company’s history of net losses and the lack of assurance that the Company’s earnings will be sufficient to cover fixed charges in the future; uncertainty about the Company’s ability to compete effectively against better capitalized competitors and to withstand downturns in its business or the economy generally; continued downward pressure on the prices charged for the Company’s products due to the competition of rival manufacturers of front-end systems for the wireless telecommunications market; the timing and receipt of customer orders; the Company’s ability to attract and retain key personnel; the Company’s ability to protect its intellectual property; the risks of foreign operations and the risks of legal proceedings. A more complete description of these risks, uncertainties and assumptions is included in the Company’s filings with the Securities and Exchange Commission, including those described under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Registration Statement on Form S-3 filed by the Company with the Securities and Exchange Commission on August 14, 2006. You should not place undue reliance on any forward-looking statements. The Company undertakes no obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this Report or to reflect the occurrence of unanticipated events.

Web site: http://www.iscointl.com